Exhibit 99.1

LXP INDUSTRIAL TRUST TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York, NY 10119-4015

FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST REPORTS FOURTH QUARTER 2022 RESULTS

New York - February 16, 2023 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant warehouse/distribution real estate investments, today announced results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Highlights

•	Recorded Net Income attributable to common shareholders of $36.9 million, or $0.13 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $47.9 million, or $0.17 per diluted common share.
•	Completed 0.6 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 38.1% and 42.6%, respectively.
•	Industrial Same-Store NOI increased 6.7% quarter to date 2022 compared to 2021.
•	Leased approximately 100 acres of industrial development land in the Phoenix, Arizona market for 20 years.
•	Completed construction of a warehouse/distribution facility containing 0.8 million square feet in the Greenville-Spartanburg, South Carolina market.
•	Invested an aggregate of $67.6 million in development activities, including $53.3 million in six ongoing development projects.
•	Disposed of four properties for an aggregate gross sales price of $49.6 million.

Full Year 2022 Highlights

•	Recorded Net Income attributable to common shareholders of $107.3 million, or $0.38 per diluted common share.
•	Generated Adjusted Company FFO of $193.1 million, or $0.67 per diluted common share.
•	Completed 4.1 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 30.7% and 25.6%, respectively.
•	Industrial Same-Store NOI increased 5.3% in 2022 compared to 2021.
•	Acquired three warehouse/distribution facilities for an aggregate cost of $131.2 million.

•	Completed construction of two warehouse/distribution facilities containing 1.1 million and 0.8 million square feet in the Columbus, Ohio and Greenville-Spartanburg, South Carolina markets, respectively.
•	Invested an aggregate of $298.2 million in development activities, including $204.4 million in six ongoing development projects and 60 acres of developable land.
•	Amended unsecured credit facility extending the maturity of the revolving credit portion to July 2026.
•	Leased approximately 100 acres of industrial development land in the Phoenix, Arizona market for 20 years.
•	Repurchased and retired 12.1 million common shares at an average price of $10.78 per share.
•	Disposed of 10 properties and one land parcel for an aggregate gross sales price of $197.0 million.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented “Our strong operating performance in the fourth quarter was driven by notable accomplishments in leasing, dispositions and leverage reduction. Additionally, we delivered 6.7% Same-Store NOI growth in the fourth quarter, demonstrating the value of our industrial portfolio, which has modern specs, average age of 8.8 years, attractive locational attributes and a diversified and strong credit tenant base. We expect 2023 Adjusted Company FFO to be in the range of $0.66 to $0.70 per diluted common share and Same-Store NOI growth of approximately 4-5%, reflecting the strong demand we are seeing for our high-quality assets and our progress optimizing our portfolio.”

FINANCIAL RESULTS

Revenues

For the quarter ended December 31, 2022, total gross revenues were $81.1 million, compared with total gross revenues of $86.5 million for the quarter ended December 31, 2021. The decrease is primarily attributable to property sales, including the recapitalization of our special purpose industrial portfolio in 2021 now owned in a non-consolidated joint venture, which was partially offset by acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended December 31, 2022, net income attributable to common shareholders was $36.9 million, or $0.13 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2021 of $260.5 million, or $0.90 per diluted share.

Adjusted Company FFO

For the quarter ended December 31, 2022, LXP generated Adjusted Company FFO of $47.9 million, or $0.17 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2021 of $53.8 million, or $0.18 per diluted share.

Dividends/Distributions

As previously announced, during the fourth quarter of 2022, LXP declared its quarterly common share/unit dividend/distribution for the quarter ended December 31, 2022 of $0.125 per common share/unit, which was paid on January 17, 2023 to common shareholders/unitholders of record as of December 30, 2022. LXP previously declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended December 31, 2022, which was paid February 15, 2023 to Series C Preferred shareholders of record as of January 31, 2023.

TRANSACTION ACTIVITY

PROPERTY DISPOSITIONS

Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Kalamazoo, MI	Other	$1,175	$(968)	$(948)	October	35%
Henderson, NC (2)	Industrial	6,841	279	497	December	100%
Phoenix, AZ	Other	5,250	507	629	December	56%
Romulus, MI	Industrial	36,378	594	2,484	December	100%
		$49,644	$412	$2,662
1.	Generally, quarterly period prior to sale, annualized.
2.	Tenant exercised fixed-rate purchase option in the lease.

The above properties were sold at aggregate weighted-average GAAP and Cash capitalization rates of 5.4%, respectively. As of December 31, 2022, total consolidated 2022 property disposition volume was $197.0 million at aggregate weighted-average GAAP and Cash capitalization rates of 5.6%, respectively.

STABILIZED DEVELOPMENT
Property Type	Market	Sq. Ft.	Initial Cost Basis ($000)	Approximate Lease Term (Yrs)	% Leased at Completion
Warehouse/distribution(1)	Greenville-Spartanburg, SC	797,936	$64,067	12.3	100%
1.	Substantially completed and placed into service development project. LXP owns 90%. Initial cost basis excludes $3.0 million of lease commissions and certain remaining costs, including developer partner promote, if any. LXP funded an aggregate of $60.1 million as of December 31, 2022 for this project, of which, $12.8 million was funded in the fourth quarter of 2022.

ONGOING DEVELOPMENT PROJECTS

Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost(1) ($000)	GAAP Investment Balance as of 12/31/22 ($000)	LXP Amount Funded as of 12/31/22 ($000)(2)	Actual/Estimated Building Completion Date	% Leased as of 12/31/22
Consolidated:
The Cubes at Etna East (95%)(3)	1	Columbus, OH	1,074,840	$72,850	$61,171	$58,455	3Q 2022	— %
Ocala (80%)	1	Central Florida	1,085,280	83,100	73,737	63,388	1Q 2023	— %
Mt. Comfort (80%)	1	Indianapolis, IN	1,053,360	65,500	59,379	49,848	1Q 2023	— %
South Shore (100%)	2	Central Florida	270,885	40,500	25,782	13,553	2Q 2023	— %
Cotton 303 (93%)(4)	2	Phoenix, AZ	880,678	84,200	64,682	56,570	1Q 2023 - 2Q 2023	45%
Smith Farms (90%)(5)	2	Greenville-Spartanburg, SC	1,396,884	101,550	77,173	67,780	1Q 2023 - 2Q 2023	— %
				$447,700	$361,924	$309,594
1.	Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote, if any.
2.	Excludes noncontrolling interests' share.
3.	Base building achieved substantial completion. Property is not in service as of December 31, 2022.
4.	Pre-leased 392,278 square foot facility subject to a 10-year lease commencing upon substantial completion of the facility and notice to the tenant.
5.	In December 2022, substantially completed and placed into service a 797,936 square foot facility subject to a 12-year lease that commenced upon substantial completion of the facility. Remaining two projects ongoing.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 12/31/22 ($000)	LXP Amount Funded as of 12/31/22 ($000)(1)
Consolidated:
Reems & Olive (95.5%)(2)	Phoenix, AZ	320	$77,379	$73,957
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,301	4,213
ATL Fairburn (100%)	Atlanta, GA	14	1,732	1,736
		450	$84,412	$79,906

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 12/31/22 ($000)	LXP Amount Funded as of 12/31/22 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)	Columbus, OH	66	$12,975	$13,599
ETNA Park 70 East (90%)	Columbus, OH	21	2,126	2,363
		87	$15,101	$15,962
1.	Excludes noncontrolling interests' share.
2.	Ground leased approximately 100 acres of the original 420 acre developable land parcel located in the Phoenix, AZ market.

LEASING

During the fourth quarter of 2022, LXP executed the following new leases and extensions:

	NEW LEASES - FIRST GENERATION(1)
	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Greer	SC	12/2027	81,058

1	TOTAL NEW LEASES - FIRST GENERATION			81,058

	LEASE EXTENSIONS - SECOND GENERATION
	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Dallas	TX	08/2023	09/2026	510,400

1	TOTAL LEASE EXTENSIONS - SECOND GENERATION				510,400

	INDUSTRIAL DEVELOPMENT LEASED LAND
	Location		Lease Expiration Date	Approx. Acres
1	Glendale(2)	AZ	11/2042	100

1	TOTAL INDUSTRIAL DEVELOPMENT LEASED LAND			100

1.	No prior leases, acquisition vacancy.
2.	Leased approximately 100 acres of the original 420 acre developable land parcel located in the Phoenix, AZ market, subject to a 20-year ground lease (with three, 10-year extension options) commenced in November 2022. The initial annual rental payments are $5.2 million and escalate by 4% annually.

As of December 31, 2022, LXP's stabilized industrial portfolio was 99.5% leased. A total of 4.0 million square feet of new and extended industrial leases were entered into in 2022, with Base and Cash Base Rents increasing by 30.7% and 25.6%, respectively.

BALANCE SHEET/CAPITAL MARKETS

During the fourth quarter of 2022, LXP repurchased and retired 0.4 million common shares for an average price of $9.10 per share, which brought total 2022 repurchases to 12.1 million common shares for an average price of $10.78 per share.

In the fourth quarter of 2022, LXP issued 16.0 million common shares previously sold on a forward basis as part of an underwritten offering for net proceeds of $183.4 million. Thus, LXP issued 3.9 million common shares, net of repurchases in 2022, at $13.53 per common share in this transaction.

As of December 31, 2022, LXP ended the quarter with net debt to Adjusted EBITDA at 6.4x. LXP's total consolidated debt was $1.5 billion at quarter end with 91.4% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 6.5 years and a weighted-average interest rate of 3.2% as of December 31, 2022.

2023 EARNINGS GUIDANCE

LXP estimates that its net income attributable to common shareholders for the year ended December 31, 2023 will be within an expected range of $0.35 to $0.39 per diluted common share. LXP estimates its Adjusted Company FFO for the year ended December 31, 2023, will be within an expected range of $0.66 to $0.70 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FOURTH QUARTER 2022 CONFERENCE CALL

LXP will host a conference call today February 16, 2023, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2022. Interested parties may participate in this conference call by dialing 1-888-660-6144 (U.S.) or 1-929-203-0865 (All other locations). Access code is 5974526. A replay of the call will be available through May 17, 2023, at 1-800-770-2030 (U.S.) or 1-647-362-9199 (All other locations); pin code for all replay numbers is 5974526. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:

Heather Gentry, Senior Vice President of Investor Relations

LXP Industrial Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates, (2) the outbreak of highly infectious or contagious diseases, (3) the authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2023, (5) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation, increases in real estate construction costs and construction schedule delays, (10) changes in financial markets and interest rates, (11) changes in accessibility of debt and equity capital markets, (12) future impairment charges, and (13) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.

References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash impact of sales-type leases and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second generation tenant improvements, and (10) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements and leasing costs for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows.

The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction.

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LXP INDUSTRIAL TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022		2021
Gross revenues:
Rental revenue	$79,243	$85,374	$313,992		$339,944
Other revenue	1,861	1,108	7,253		4,053
Total gross revenues	81,104	86,482	321,245		343,997
Expense applicable to revenues:
Depreciation and amortization	(45,922)	(46,135)	(180,567)		(176,714)
Property operating	(12,647)	(13,553)	(54,870)		(47,314)
General and administrative	(9,621)	(10,763)	(38,714)		(35,458)
Transaction costs	(4,121)	(227)	(4,177)		(432)
Non-operating income	582	411	935		1,364
Interest and amortization expense	(12,659)	(11,538)	(45,417)	-	(46,708)
Debt satisfaction losses, net	—	(672)	(119)		(13,894)
Impairment charges	(580)	(3,493)	(3,037)	-	(5,541)
Change in allowance for credit loss	(93)	—	(93)		—
Gains on sales of properties	6,143	262,507	59,094		367,274
Selling profit from sales-type leases	37,745	—	47,059		—
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	39,931	263,019	101,339		386,574
Provision for income taxes	(151)	(307)	(1,102)		(1,293)
Equity in earnings (losses) of non-consolidated entities	426	59	16,006		(190)
Net income	40,206	262,771	116,243		385,091
Less net income attributable to noncontrolling interests	(1,733)	(481)	(2,460)		(2,443)
Net income attributable to LXP Industrial Trust shareholders	38,473	262,290	113,783		382,648
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)	(6,290)		(6,290)
Allocation to participating securities	(35)	(258)	(186)		(510)
Net income attributable to common shareholders	$36,866	$260,460	$107,307		$375,848
Net income attributable to common shareholders – per common share basic	$0.13	$0.93	$0.38		$1.35
Weighted-average common shares outstanding – basic	274,928,363	281,383,061	279,887,760		277,640,835
Net income attributable to common shareholders – per common share diluted	$0.13	$0.90	$0.38		$1.34
Weighted-average common shares outstanding – diluted	276,118,668	292,782,489	282,473,458		287,369,742

LXP INDUSTRIAL TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31,

(Unaudited and in thousands, except share and per share data)

	2022	2021
Assets:
Real estate, at cost	$3,691,066	$3,583,978
Real estate - intangible assets	328,607	341,403
Land held for development	84,412	104,160
Investments in real estate under construction	361,924	161,165
Real estate, gross	4,466,009	4,190,706
Less: accumulated depreciation and amortization	800,470	655,740
Real estate, net	3,665,539	3,534,966
Assets held for sale	66,434	82,586
Right-of-use assets, net	23,986	27,966
Cash and cash equivalents	54,390	190,926
Restricted cash	116	101
Investment in non-consolidated entities	58,206	74,559
Deferred expenses, net	25,207	18,861
Investment in a sales-type lease, net	61,233	—
Rent receivable - current	3,030	3,526
Rent receivable - deferred	71,392	63,283
Other assets	24,314	8,784
Total assets	$4,053,847	$4,005,558

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$72,103	$83,092
Term loan payable, net	298,959	298,446
Senior notes payable, net	989,295	987,931
Trust preferred securities, net	127,694	127,595
Dividends payable	38,416	37,425
Liabilities held for sale	1,150	3,468
Operating lease liabilities	25,118	29,094
Accounts payable and other liabilities	74,261	77,607
Accrued interest payable	9,181	8,481
Deferred revenue - including below market leases, net	11,452	14,474
Prepaid rent	15,215	14,717
Total liabilities	1,662,844	1,682,330

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares,
Series C Cumulative Convertible Preferred, liquidation preference $96,770 and 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 291,719,310 and 283,752,726 shares issued and outstanding in 2022 and 2021, respectively	29	28
Additional paid-in-capital	3,320,087	3,252,506
Accumulated distributions in excess of net income	(1,079,087)	(1,049,434)
Accumulated other comprehensive income (loss)	17,689	(6,258)
Total shareholders’ equity	2,352,734	2,290,858
Noncontrolling interests	38,269	32,370
Total equity	2,391,003	2,323,228
Total liabilities and equity	$4,053,847	$4,005,558

LXP INDUSTRIAL TRUST AND SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$36,866	$260,460	$107,307	$375,848

Weighted-average common shares outstanding - basic	274,928,363	281,383,061	279,887,760	277,640,835

Net income attributable to common shareholders - per common share basic	$0.13	$0.93	$0.38	$1.35

Diluted:
Net income attributable to common shareholders - basic	$36,866	$260,460	$107,307	$375,848
Impact of assumed conversions	9	1,853	156	7,962
Net income attributable to common shareholders	$36,875	$262,313	$107,463	$383,810

Weighted-average common shares outstanding - basic	274,928,363	281,383,061	279,887,760	277,640,835
Effect of dilutive securities:
Unvested share-based payment awards	354,750	1,223,218	457,597	989,177
Shares issuable under forward sales agreements	—	4,568,350	1,274,842	2,110,315
Operating Partnership Units	835,555	897,290	853,259	1,918,845
Preferred shares - Series C	—	4,710,570	—	4,710,570
Weighted-average common shares outstanding - diluted	276,118,668	292,782,489	282,473,458	287,369,742

Net income attributable to common shareholders - per common share diluted	$0.13	$0.90	$0.38	$1.34

LXP INDUSTRIAL TRUST AND SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$36,866	$260,460	$107,307	$375,848
Adjustments:
Depreciation and amortization	45,125	45,391	177,725	173,833
Impairment charges - real estate, including our share of non-consolidated entities	838	3,493	8,137	5,541
Noncontrolling interests - OP units	9	281	156	1,672
Amortization of leasing commissions	797	744	2,842	2,881
Joint venture and noncontrolling interest adjustment	2,527	2,026	11,112	8,370
Gains on sales of properties, including our share of non-consolidated entities	(7,759)	(262,507)	(83,562)	(367,274)
FFO available to common shareholders and unitholders - basic	78,403	49,888	223,717	200,871
Preferred dividends	1,572	1,572	6,290	6,290
Amount allocated to participating securities	35	258	186	510
FFO available to all equityholders and unitholders - diluted	80,010	51,718	230,193	207,671
Selling profit from sales-type leases (1)	(37,745)	—	(47,059)	—
Allowance for credit loss	93	—	93	—
Transaction costs (2)	4,121	227	4,177	432
Debt satisfaction losses, net, including our share of non-consolidated entities	1	672	1,615	13,894
Other non-recurring costs (3)	—	1,199	2,573	1,199
Noncontrolling interest adjustments	1,469	—	1,469	—
Adjusted Company FFO available to all equityholders and unitholders - diluted	47,949	53,816	193,061	223,196

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(2,519)	(4,178)	(11,412)	(12,324)
Lease incentives	127	175	518	780
Amortization of above/below market leases	(449)	(340)	(1,865)	(1,551)
Lease termination payments, net	—	(330)	—	551
Sales-type lease non-cash income	(342)	—	(342)	—
Non-cash interest	819	825	3,278	3,300
Non-cash charges, net	1,846	1,796	7,483	7,137
Capitalized interest and internal costs	(2,549)	(850)	(8,014)	(2,974)
Second generation tenant improvements	(78)	(4,214)	(5,094)	(8,392)
Second generation lease costs	(475)	(1,810)	(2,613)	(7,151)
Joint venture and non-controlling interests adjustment	(103)	(194)	(211)	(375)
Company Funds Available for Distribution	$44,226	$44,696	$174,789	$202,197

Per Common Share and Unit Amounts
Basic:
FFO	$0.28	$0.18	$0.80	$0.72

Diluted:
FFO	$0.28	$0.18	$0.80	$0.72
Adjusted Company FFO	$0.17	$0.18	$0.67	$0.78

Weighted-Average Common Shares
Basic:
Weighted-average common shares outstanding - basic EPS	274,928,363	281,383,061	279,887,760	277,640,835
Operating partnership units(4)	835,555	897,290	853,259	1,918,845
Weighted-average common shares outstanding - basic FFO	275,763,918	282,280,351	280,741,019	279,559,680

Diluted:
Weighted-average common shares outstanding - diluted EPS	276,118,668	292,782,489	282,473,458	287,369,742
Unvested share-based payment awards	—	70,114	17,381	44,261
Preferred shares - Series C	4,710,570	—	4,710,570	—
Weighted-average common shares outstanding - diluted FFO	280,829,238	292,852,603	287,201,409	287,414,003
(1)	Aggregate gains recognized upon entering into a sales-type lease and exercises of tenant's purchase options in leases.
(2)	Includes initial direct costs incurred in connection with entering into investments classified as sales-type leases and other acquisition related costs.
(3)	Includes strategic alternatives and costs related to shareholder activism.

(4)	Includes OP units other than OP units held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2023 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2023
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.35	$0.39
Depreciation and amortization	0.65	0.65
Impact of capital transactions	(0.34)	(0.34)
Estimated Adjusted Company FFO per diluted common share	$0.66	$0.70
(1)	Assumes all convertible securities are dilutive.